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                                                                   EXHIBIT 10.24

                        DATED THIS 1ST DAY OF APRIL, 2003

                                     BETWEEN

                             UNICO TECHNOLOGY BERHAD

                                       AND

                           MATTLINE INDUSTRIES SDN BHD

                       ------------------------------------

                            EQUIPMENT LEASE AGREEMENT

                       ------------------------------------

                                 WONG & PARTNERS
                             ADVOCATES & SOLICITORS
                                Level 41, Suite A
                                Menara Maxis KLCC
                               50088 Kuala Lumpur
                           Telephone: (603) 2055 1888
                           Facsimile: (603) 2161 2919

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                                    CONTENTS

NO. CLAUSE HEADING                                                                               PAGE
------------------                                                                               ----
1.       DEFINITIONS AND CONSTRUCTION....................................................          1

         1.1.     Definitions............................................................          1
         1.2.     Construction...........................................................          3

2.       THE LEASE AND CONDITIONS PRECEDENT..............................................          3

3.       DELIVERY AND ACCEPTANCE.........................................................          4

4.       LEASE PERIOD....................................................................          4

5.       RENT AND PAYMENTS...............................................................          5

6.       REPRESENTATIONS AND WARRANTIES..................................................          7

7.       GENERAL UNDERTAKINGS............................................................          8

8.       OPERATIONAL UNDERTAKINGS........................................................          9

9.       TITLE AND REGISTRATION.........................................................          11

10.      INSURANCES.....................................................................          11

11.      LOSS AND DAMAGE................................................................          11

12.      TERMINATION EVENTS.............................................................          12

13.      OPTION TO PURCHASE EQUIPMENT...................................................          14

14.      REDELIVERY.....................................................................          14

15.      INDEMNITIES....................................................................          15

16.      MISCELLANEOUS PROVISIONS.......................................................          15

         16.1.    Benefit of Agreement..................................................          15
         16.2.    Further Assurances....................................................          15
         16.3.    Rights Cumulative, Waivers............................................          16
         16.4.    Delegation............................................................          16
         16.5.    Notices...............................................................          16
         16.6.    Costs and Taxes.......................................................          17
         16.7.    Invalidity of any Provision...........................................          17
         16.8.    Intervention by Lessee................................................          17

17.      GOVERNING LAW..................................................................          17

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THIS EQUIPMENT LEASE AGREEMENT is made on the 1st day of April, 2003

BETWEEN:

(1) UNICO TECHNOLOGY BERHAD (Company No. 189742-K) company incorporated under the laws of Malaysia with its registered office at 8th Floor, Menara BGI, Plaza Berjaya, 12 Jalan Imbi, 55100, Kuala Lumpur, Malaysia (the "LESSOR"); and

(2) MATTLINE INDUSTRIES SDN. BHD. (Company No. 606069-A) a company incorporated in Malaysia under the laws of Malaysia with its registered office at Level 41-B, Menara Maxis, Kuala Lumpur City Centre, 50088 Kuala Lumpur (the "LESSEE").

WHEREAS the Lessor has agreed to lease certain equipment to the Lessee upon and subject to the terms and conditions of this Agreement

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND CONSTRUCTION

1.1.     Definitions

         In this Agreement, unless the context otherwise requires:

         "BUSINESS"                    means the business carried on by the
                                       Lessor as at the date hereof, including
                                       the electronic manufacturing services
                                       business;

          "BUSINESS                    DAY" means a day (excluding Saturday) on
                                       which banks are open in Penang, Malaysia for the transaction of business of the nature required by this Agreement;

         "COMPLETION DATE"             means the date of completion of the Joint
                                       Venture Agreement;

         "DELIVERY DATE"               the later of 1 May 2003 or the Completion
                                       Date;

         "DESIGNATED ACCOUNT"          means the account held and maintained
                                       under the name of the Lessor or its
                                       nominees in accordance with Clause 5.4
                                       and having the particulars specified in
                                       SCHEDULE 2;

         "EQUIPMENT"                   means any and all equipment specified in
                                       SCHEDULE 1 hereto and all substitutions, renewals and replacements made in or to that equipment, and any other equipment as determined by the Lessor from time to time in the Lessor's absolute discretion;

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         "FINANCIERS"                  means the banks, financial institutions
                                       and other entities specified in APPENDIX
                                       1 which have provided credit facilities
                                       to the Lessor to acquire possession of
                                       the Equipment;

         "FINANCIERS' AGENT"           means the agent collectively appointed or
                                       consented to by the Financiers;

         "FINANCING DOCUMENTS"         means the documents specified in APPENDIX
                                       2 pursuant to which the Financiers have
                                       financed the Lessor's acquisition of
                                       possession of the Equipment;

         "FINANCIERS' INTEREST"        means the rights, title and interest of
                                       the Financiers in the Equipment pursuant to the Financing Documents;

         "FINANCIERS' UNDERTAKING"     means the undertaking, the form of which
                                       is set out in APPENDIX 3;

         "INSPECTION"                  means the inspection that may be carried
                                       out by the Lessee or its authorized
                                       representatives or agents on the
                                       Equipment prior to the Delivery Date;

         "INTEL CORPORATION"           means Intel Corporation, a corporation
                                       incorporated in the United States of
                                       America or any of its subsidiaries,
                                       related corporations, associated
                                       companies or affiliates;

         "JOINT VENTURE AGREEMENT"     means the joint venture agreement between
                                       TFS International, Ltd., TFS
                                       International, II Ltd., Unico Systems Sdn
                                       Bhd, Unico Holdings Berhad and the Lessor dated April 1, 2003;

          "LEASE PERIOD"               means the period specified as such in
                                       SCHEDULE 2;

         "PROPOSED DELIVERY DATE"      means the date on which falls five (5)
                                       Business Days (or such shorter time as
                                       may be mutually agreed between the Lessor and the Lessee) prior to the Delivery
                                       Day;

          "RENTAL" means all and any amounts payable to the Lessor by the Lessee pursuant to Clause 5 of this Agreement;

         "RM" and "RINGGIT"            means the lawful currency from time to
                                       time of Malaysia;

         "RENTAL PAYMENT DATE"         means the date on which the Rental is due
                                       to be paid in accordance with Clause 5.2;

         "SECURITY INTEREST"           means any mortgage, charge, pledge, lien,
                                       right of set-off (excluding any right of set-off arising in favor of a banker by operation of law) or other security interest whatsoever, howsoever created or arising;

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         "SELLER"                      means any person from whom the Lessor had
                                       purchased the Equipment; and

         "TERMINATION EVENT"           means any of the events or circumstances
                                       specified in Clause 12 as constituting a Termination Event; and "PROSPECTIVE
                                       TERMINATION EVENT" means any event or
                                       circumstance which with the giving of
                                       notice and/or the lapse of time and/or
                                       the fulfillment of any other condition
                                       would be a Termination Event.

1.2.     Construction

         In this Agreement, unless the context requires otherwise, any reference to:

         (a) an "AGENCY" of a state or government includes any ministry, agency, board, bureau, commission, department, authority, statutory corporation (whether autonomous or not) or other instrumentality of or any corporation or other entity owned or controlled by such state or government;

         (b) an "AUTHORIZATION" includes any and all approvals, consents, licenses, permits, franchises, permissions, registrations, declarations, reductions or exemptions;

         (c)      a "MONT" means a calendar month;

         (d) a "PERSON" includes any individual, juridical person, company, body corporate or unincorporate, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof; and

         (e) "TAX" includes any tax, levy, duty, charge, compulsory loan, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed and "TAXATION" shall be construed accordingly.

1.3. In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender; references herein to Clauses and Schedules are to clauses of and schedules to this Agreement; references to this Agreement or any other document shall be construed as references to such document as the same may be amended or supplemented from time to time.

2.       THE LEASE AND CONDITIONS PRECEDENT

2.1. The Lessor agrees to lease, and the Lessee agrees to take on lease, the Equipment upon the terms and conditions set out in this Agreement.

2.2. The Lessee shall not be obliged to take the lease of all or any Equipment from the Lessor, unless the Lessee shall have received in form and substance satisfactory to it:

         (a) a copy certified by an authorized director of the Lessor as being a true, complete and up-to-date copy of each of the following:

                  (i)      the constituent documents of the Lessor; and

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                  (ii)     the business license and/or registration certificate
                           of the Lessor;

         (b) evidence that the execution of this Agreement has been duly authorized by the Lessor;

         (c) documentary evidence that all authorizations necessary in connection with the execution and performance of this Agreement and all other documents referred to herein or to be executed in connection herewith have been obtained; and

         (d) such other documents relating to any of the matters contemplated herein as the Lessee may reasonably request.

2.3.     (a)      On the Delivery Date, the Lessee shall pay to the Lessor the sum of Ringgit Malaysia Nine Hundred and Fifty Thousand
                  (RM950,000) being equivalent to one month Rental as security deposit for the observance and performance by the Lessee of the terms and conditions of this Agreement ("SECURITY
                  DEPOSIT").

         (b) The Security Deposit shall not be treated as payment of the Rental or any part thereof and the Security Deposit shall be returned to the Lessee free of interest on the termination of the lease or the expiry of the Lease Period (whichever the earlier to occur) provided that if the Lessee has incurred any liability to the Lessor under this Agreement the Lessor shall be at liberty and shall have absolute right and power to apply the Security Deposit in reduction or discharge of the Lessee's liability to the Lessor.

3.       DELIVERY AND ACCEPTANCE

3.1.     On the Delivery Date:

         (a) the Lessor will deliver to the Lessee the Equipment under this Agreement;

         (b) the Lessor will deliver to the Lessee the Financiers' Undertaking duly executed by each of the Financiers; and

         (c) the Lessee shall thereupon take delivery of such Equipment from the Lessor.

3.2. The Lessor shall extend to the Lessee the benefit of any guarantee, condition or warranty which may have been given to the Lessor by the manufacturer of the Equipment or the Seller in so far as the same is capable of being assigned to the Lessee.

3.3. Subject to the terms of this Agreement, the Lessor will do nothing to disturb the quiet possession and use of the Equipment by the Lessee during the Lease Period.

4.       LEASE PERIOD

4.1. The leasing of any Equipment under this Agreement shall commence on the Delivery Date and shall, subject to this Clause 4 and the provisions of this Agreement relating to earlier termination, end on the last day of the Lease Period.

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4.2.     (a)      At any time between the Proposed Delivery Date and the
                  Delivery Date, the Lessee shall be entitled (but not obligated) to conduct the Inspection.

         (b) Notwithstanding any remedy which may be available to the Lessee under this Agreement, if, following the Inspection, the Lessee considers that the Equipment or any part thereof is in an unsatisfactory condition or suffers from any defect, the Lessee may require the Lessor to either:

                  (i) rectify the unsatisfactory condition or defect ("RECTIFICATION"); or

                  (ii) replace the Equipment or the part thereof that is unsatisfactory or suffers from the defect ("REPLACEMENT").

         (c) the Lessor shall undertake the Rectification or Replacement prior to the Delivery Date so that the Equipment, when delivered on the Delivery Date shall not be in an unsatisfactory condition or suffer from any defect.

4.3. Following the Inspection, no defect or unsatisfactory condition of the Equipment or any failure of the Equipment to comply with the warranties or representations of the Seller or the manufacturer in relation thereto, and no loss, theft, damage or destruction of the Equipment or any part thereof, nor any other event, change in law or circumstances of any nature whatsoever, shall impair any obligation of the Lessee under this Agreement (including without limitation as to the payment of Rentals or other sums), so that all such obligations shall, except as provided in Clause 12, continue in full force and effect.

5.       RENT AND PAYMENTS

5.1. The Lessee shall pay to the Lessor, Rentals during the Lease Period in accordance with the provisions of this Clause 5. The total value of Rentals is Ringgit Malaysia Forty Five Million Six Hundred Thousand (RM45,600,000) representing 48 payments of RM950,000. The Rental to be paid by the Lessee to the Lessor on each Rental Payment Date is the sum of RM950,000.

5.2. Subject to Clause 5.3, the Lessee shall pay to the Lessor the Rental on the day of the month on which the Delivery Date falls. For the avoidance of doubt, if the first Rental Payment Date falls on the 15th day of the month, all subsequent Rental Payment Dates shall be the 15th day of the month. The first Rental Payment Date shall be the Delivery Date.

5.3. All payments to be made by the Lessee under this Agreement, whether of Rentals or otherwise, shall unless otherwise provided be made in Malaysian Ringgit to the Designated Account not later than 10:00 a.m. (local time in the place for payment) on the due date for payment and for value on that date and in all cases under telefax advice to the Lessor.

5.4.     (a)      The Lessor acknowledges and undertakes to procure that:

                  (i) the Designated Account shall be used solely for the purpose of receiving Rentals due from the Lessee under this Agreement;

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                  (ii)     the Rentals paid into the Designated Account shall be
                           applied as follows:

                           (aa) firstly, in paying all amounts due from the Lessor to the Financiers;

                           (bb)     secondly, all expenses incurred in
                                    connection with the performance of the
                                    Lessor's obligations under this Agreement;
                                    and

                           (cc) thirdly, the balance (if any), shall be for the account of the Lessor.

         (b) In furtherance of this Clause 5.4, the Lessor agrees to procure the appointment of the Financiers' Agent as authorized signatory of the Designated Account on terms and with authority limits acceptable to the Financiers.

5.5. If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the preceding Business Day.

5.6. The Lessee will pay interest at the rate of eight per centum (8%) per annum, on any outstanding Rental which is due and payable under this Agreement.

5.7.     (a)      Subject as hereinafter provided, the Lessee may on any Rental
                  Payment Date prepay all or any of the installments of the Rentals to become due in inverse order of maturity provided that:

                  (i) the Lessee shall have given to the Lessor not less than six (6) months' prior written notice of its intention to make the prepayment, specifying the amount thereof and the date on which it is to be made, together with evidence satisfactory to the Lessor that the Lessee has received, or will receive before the intended date of prepayment, any necessary authorization for such prepayment;

                  (ii) the Lessee may not prepay part only but must pay the whole of an installment of the Rentals; and

                  (iii) any prepayment pursuant to this Sub-clause shall be made together with all accrued interest on the Rentals to the date of prepayment and all other sums then payable pursuant to this Agreement.

         (b) Any notice of intended prepayment given by the Lessee under Sub-clause 5.7(a)(i) shall be irrevocable and the Lessee shall be bound to make a prepayment in accordance therewith.

5.8. The Lessee may not prepay the Rentals or any one installment thereof otherwise than in accordance with the express terms of this Agreement. Prepayment of the Rentals or any one installment thereof shall not affect or limit in any way the liability of the Lessee with regard to any other payment due or to become due to the Lessor pursuant to this Agreement.

6.       REPRESENTATIONS AND WARRANTIES

6.1. The Lessor acknowledges that the Lessee has entered into this Agreement in full reliance on the following representations by the Lessor and the Lessor now warrants to the Lessee as follows:

         (a) the Lessor is validly existing as a legal entity under the laws of Malaysia, has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and is duly qualified to do business in each jurisdiction where failure to qualify would have material effects on the business or operations of the Lessor;

         (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Lessor, and do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any governmental, fiscal, exchange control or regulatory body or agency to which the Lessor is subject or any other person, except the authorizations evidence of which has been or will be delivered to the Lessee pursuant to Clause 2; and do not contravene any law or regulation or order binding on the Lessor or the Lessor's constituent documents or contravene the provisions of, or constitute a default under, any other agreement or instrument by which the Lessor is bound or result in the creation of any Security Interest upon the property of the Lessor;

         (c) this Agreement constitutes the legal, valid and binding obligations of the Lessor enforceable in accordance with its terms;

         (d) the Lessor's obligations under this Agreement are direct, general and unconditional obligations of the Lessor and rank at least pari passu in all respects with all its other present and future unsecured and unsubordinated obligations (including contingent obligations) with the exception of obligations mandatorily preferred by law and not by contract;

         (e) save and except for proceedings between the Lessor and Intel Corporation, no litigation, arbitration or administrative proceeding before or of any court, tribunal or regulatory authority is presently taking place, pending or, to the knowledge of the officers of the Lessor, threatened against it or any of its assets or revenues which could have a material adverse effect on the business, assets or financial condition of the Lessor;

         (f)      each and every item of Equipment on the Delivery Date:

                  (i) will be in a good state of repair and condition and satisfactory working order;

                  (ii) will have been regularly and properly serviced and maintained;

         (g) no Termination Event or prospective Termination Event has occurred and is continuing; and

         (h) neither the Lessor nor any of its property or assets is entitled to any immunity from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

6.2. Without prejudice to anything contained in Clause 6.1 of this Agreement, the Lessee hereby agrees that any representation or warranties to the Equipment's suitability or fitness (as opposed to the Equipment's condition) for a particular purpose for which it is or may be required whether express or implied and whether arising under this Agreement or under any prior agreement or in oral or written statements if made by the Lessor or its representatives are hereby excluded and the Lessor shall be absolved from all liabilities, claims, actions, cost and expense in respect thereof.

6.3. The Lessor further represents and warrants to and undertakes with the Lessee that the foregoing representations and warranties will be true and accurate as if made on the Delivery Date and on each Rental Payment Date with reference to the facts and circumstances then subsisting.

6.4. The Lessee acknowledges that the Lessor has entered into this Agreement in full reliance on the following representations by the Lessee and the Lessee now warrants to the Lessor as follows:

         (a) the Lessee is validly existing as a legal entity under the laws of Malaysia, has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and is duly qualified to do business in each jurisdiction where failure to qualify would have material effects on the business or operations of the Lessee;

         (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Lessee, and do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any governmental, fiscal, exchange control or regulatory body or agency to which the Lessee is subject or any other person; and do not contravene any law or regulation or order binding on the Lessee or the Lessee's constituent documents or contravene the provisions of, or constitute a default under, any other agreement or instrument by which the Lessee is bound or result in the creation of any Security Interest upon the property of the Lessee;

         (c) this Agreement constitutes the legal, valid and binding obligations of the Lessee enforceable in accordance with its terms; and

         (d) no litigation, arbitration or administrative proceeding before or of any court, tribunal or regulatory authority is presently taking place, pending or, to the knowledge of the officers of the Lessee, threatened against it or any of its assets or revenues which could have a material adverse effect on the business, assets or financial condition of the Lessee.

7.       GENERAL UNDERTAKINGS

7.1.     The Lessor undertakes with the Lessee that:

         (a) save and except for the Financiers' Interest, the Lessor will not, without the prior written consent of the Lessee, create or permit to exist:

                  (i) any Security Interest over the Equipment or any part thereof or the rights of the Lessor under this Agreement; or

                  (ii) any Security Interest over any other assets of the Lessor if the existence of such Security Interest might prejudice the ability of the Lessor to perform its obligations under this Agreement;

         (b) the Lessor will send to the Lessee the annual audited financial statements of the Lessor;

         (c) the Lessor will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorizations which may become necessary to enable it to perform any of the transactions contemplated by this Agreement, if any; and

         (d) the Lessor will forthwith notify the Lessee if the Lessor becomes aware of the occurrence of a Termination Event or prospective Termination Event, and provide the Lessee with full details of any steps which the Lessor is taking or proposes to take in order to remedy or mitigate the effect thereof and to protect the interests of the Lessee hereunder.

7.2.     The Lessee undertakes with the Lessor that:

         (a) the Lessee will not, without the prior written consent of the Lessor, create or permit to exist any Security Interest over the Equipment or any part thereof or the rights of the Lessee under this Agreement

         (b) the Lessee will send to the Lessor such financial statements, financial reports and other information with respect to the Lessee's financial condition, business and operations as the Lessor may reasonably request from time to time;

         (c) the Lessee will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorizations which may become necessary to enable it to perform any of the transactions contemplated by this Agreement;

         (d) the Lessee will forthwith notify the Lessor if the Lessee becomes aware of the occurrence of a Termination Event relating to the Lessee or prospective Termination Event, and provide the Lessor with full details of any steps which the Lessee is taking or proposes to take in order to remedy or mitigate the effect thereof and to protect the interests of the Lessor hereunder.

8.       OPERATIONAL UNDERTAKINGS

8.1. The Lessee undertakes with the Lessor that from the Delivery Date until all its liabilities under this Agreement have been discharged:

         (a) the Lessee will not cause or permit the Equipment to be operated in any manner contrary to any law or regulation which may for the time being be applicable to the Equipment and will not do or allow to be done anything which may expose any part of the Equipment to penalty, forfeiture, impounding, detention or destruction;

         (b) the Lessee will promptly pay or procure the payment of all rent, rates, fees, license duties, registration charges, taxes and other outgoings in respect of any premises where the Equipment or any part thereof shall be, and will keep the Equipment, or procure that the Equipment is kept, from being distrained for rent, rates and other taxes or in any way attached;

         (c) the Lessee will not sub-let or otherwise part with possession of any part of the Equipment to any person except with the prior written consent of the Lessor. Notwithstanding the consent or agreement of the Lessor to any such sub-letting or parting with possession, the Lessee shall at all times remain liable to observe and perform and shall be responsible for procuring the observation of and compliance with all the provisions of this Agreement;

         (d) at all times from the Delivery Date until all its liabilities under this Agreement have been discharged, the Lessee shall, at its own expense, maintain, service, repair and overhaul each and every item of the Equipment so as to keep the Equipment equipped with the accessories, parts and components installed or supplied as part thereof at the Delivery Date or with substitutes or replacements made in accordance with this Agreement and to keep the Equipment in good repair, condition and appearance in all respects;

         (e) the Lessor shall not be liable for any expense in repairing any item of the Equipment or be liable to supply any equipment or any item in lieu of the Equipment or any part thereof if the same is lost, confiscated, damaged or otherwise rendered unfit for use;

         (f) the Lessee shall follow the Equipment manufacturer's recommendation as to the maintenance and service needs and use of the Equipment;

         (g) the Lessee shall permit the Lessor and any person authorized by the Lessor at all reasonable times and with reasonable prior notice, to enter upon the premises in which the Equipment are kept for the purpose of inspecting and examining the Equipment;

         (h) the Lessee shall inform the Lessor immediately if the Equipment is the subject matter of any litigation proceedings, distraint or lien by any person and all costs incurred by the Lessor to oppose or defend such acts or actions shall be borne and paid by the Lessee; and

         (i) the Lessee shall not sell, assign, pledge, charge, encumber or part possession or otherwise deal with the Equipment or any part thereof or any interest therein nor create nor allow to be created any lien on the Equipment.

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9.       TITLE AND REGISTRATION

9.1. The Lessor represents and warrants that save and except for the Financiers' Interest on the Delivery Date, the Lessor has full unencumbered title over the Equipment, there is no Security Interest created over the same save and except for the Financiers' Interest and that the Equipment is in the possession and control of the Lessor.

9.2. The Lessee shall at its own expense do all such acts and things as may be necessary, to protect its interests in the Equipment or any part thereof against the claims of any other party or parties.

10.      INSURANCES

10.1. The Lessee shall at its own cost and expense from the Delivery Date and until all its liabilities under this Agreement have been discharged procure that insurance is taken out and maintained on the Equipment, at a value not less than the full replacement value thereof or the aggregate of the Rentals from time to time outstanding under this Agreement whichever is the greater, comprehensively against all loss or damage from whatsoever cause including, without prejudice to the generality thereof, any loss, damage or destruction by fire, theft, accident or special peril and such other risks as the Lessor may from time to time nominate in writing;

11.      LOSS AND DAMAGE

11.1. In the event of any loss, damage or destruction to the Equipment or any part thereof, or if the Equipment or any part thereof is rendered wholly or partly unfit for use in any way, then, subject as mentioned in Sub-clause 11.3, the Rentals payable under this Agreement shall not be abated either in whole or in part, and the Lessee shall not be released from any of its other obligations as to payment or otherwise hereunder.

11.2. If the Equipment is lost, destroyed or irreparably damaged or is declared a constructive, compromised, agreed or arranged total loss from any cause whatsoever (any such occurrence being hereinafter called a "TOTAL LOSS") during the Lease Period, the Lessor and the Lessee shall proceed diligently and co-operate fully with each other in the recovery of any and all proceeds of insurance or compensation applicable thereto. Any and all amounts realized therefrom whether from insurance or otherwise (hereinafter called the "TOTAL LOSS PROCEEDS") shall be paid to the Lessor for application in accordance with Sub-clause 11.4.

11.3.    On the earlier of:

         (a) the date on which the Total Loss Proceeds are received by the Lessor; and

         (b) the date one (1) month after the occurrence of the Total Loss as determined by the Lessor,

         the Lessee shall pay to the Lessor an amount equal to the aggregate of all the Rentals, accrued interest thereon and all other sums payable by the Lessee under this Agreement less the amount of net Total Loss Proceeds (being the gross Total Loss Proceeds less any expenses incurred in connection with the collection of such proceeds and any taxes payable in respect thereof) received by the Lessor by the date

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         of payment.

11.4. The Lessor shall apply any Total Loss Proceeds received by it as follows:

         (a) firstly, in paying all expenses incurred in connection with the collection of such Total Loss Proceeds and any taxes payable in respect thereof;

         (b)      secondly, in paying all amounts due from the Lessee hereunder;
                  and

         (c) thirdly, the balance, if any, up to an amount equal to the amount paid by the Lessee under Sub-clause 11.3 shall be refunded to the Lessee.

12.               TERMINATION EVENTS

12.1.             If:

         (a) the Lessor fails to materially perform or materially breaches any of its obligations under this Agreement, or under any undertaking or arrangement entered into in connection herewith and, in the case only of a failure which in the opinion of the Lessee is capable of being remedied, such failure is not remedied to the Lessee's satisfaction within thirty (30) days after the Lessor became or should have been aware of the failure;

         (b) any representation, warranty or statement which is made (or acknowledged to have been made) by the Lessor in this Agreement or in any certificate, statement, or notice provided under or in connection with this Agreement proves to be incorrect and which reasonably threatens the use and enjoyment of the Equipment, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in such respect ;

         (c) an encumbrancer takes possession of, or a trustee or similar officer is appointed in respect of, all or any substantial part of the business or assets of the Lessor, or distress or any form of execution is levied or enforced upon or sued out against any substantial part of such assets and is not discharged within ten (10) days of being levied, enforced or sued out, or any Security Interest which may for the time being affect any substantial part of its assets becomes enforceable;

         (d)      the Lessor is declared insolvent;

         (e) the Lessor convenes a meeting of its creditors or proposes to make any arrangement or composition with ("ARRANGEMENT"), or any assignment for the benefit of, its creditors or a petition is presented or a meeting is convened for the purpose of considering a resolution, or other steps are taken, for the winding-up of the Lessor, UNLESS :

                  (i) the winding-up is for the purposes of and followed by a reconstruction previously approved in writing by the Lessor;

                  (ii) the Arrangement results in the Lessor continuing as a going concern or the Lessee is of the opinion that the Arrangement will likely result in the Lessor continuing as a going concern;

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                  (f)      the ownership of the Equipment or any part of it by
                           Lessor is contested in legal proceedings and final judgment which impugns, undermines or prevents the Lessor's ability to lease the Equipment to the Lessee in accordance with the terms of this Agreement, is obtained.

                  then, the Lessee may at any time by notice in writing to the Lessor immediately treat such event as a repudiation by the Lessor of this Agreement and terminate the leasing of the Equipment under this Agreement.

12.2.    The Lessee shall be in default if:

         (a) it fails to pay the Rental or any part thereof on the Rental Payment Date; or

         (b) it fails to materially perform or materially breaches any of its obligations under this Agreement, whether express or implied which the Lessor determines is not capable of remedy; or

         (c) it fails to materially perform or materially breaches any covenant or condition which the Lessor determines that it is capable of being remedied but not remedied by the Lessee within a period of ten (10) days after notice from the Lessor; or

         (d) if it intimates to the Lessor, in writing before the expiry of the Lease Period that it no longer desires to continue with the leasing for whatever reason; or

         (e) if it attempts to move, sell, transfer, encumber or sublease the Equipment or any part thereof without the written consent of the Lessor; or

         (f) it files or has filed against it a petition in bankruptcy or becomes insolvent or makes an assignment for the benefit of its creditors or pass a resolution for its winding-up (otherwise then by way of amalgamation or re-construction).

12.3.    (a)      Upon the occurrence of any one of the above events specified in Clause 12.2, the Lessor shall be entitled to terminate this Agreement or this lease immediately without notice whereupon the Lessee shall deliver the Equipment to the Lessor within fourteen (14) days of receiving the Lessor's notice of termination in writing, failing which the Lessor shall be entitled to enter upon any land or building on or in which the Equipment is located or kept and take possession and remove the Equipment.

         (b) The Lessee shall, upon the termination of this Agreement or this lease, pay to the Lessor all Rental Payments owing to the Lessor under this Agreement for the unexpired Lease Period. In addition, the Lessee shall be liable for all legal professional fees, other costs and expenses incurred or expended by the Lessor to recover from the Lessee any monies owed by the Lessee to the Lessor or to enforce or exercise any of the Lessor's remedies hereunder. Each remedy shall be cumulative and in addition to any other remedy otherwise available to the Lessor at law or in equity, and for the avoidance of doubt no express or implied waiver of any default of any provisions of this Agreement shall constitute a waiver of any of the Lessor's other rights.

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

         (c) Forthwith upon taking possession of the Equipment pursuant to Clause 12.3(a), the Lessor shall take such steps as may be necessary to offer the Equipment for sale with the intention of realizing the maximum amount of proceeds from such sale as is practicable under the circumstances. The Lessee shall be entitled to participate in such sale which shall be completed within one month from the Lessor obtaining delivery or taking possession of the Equipment. The proceeds of the sale shall be applied in the following order of priority:

                  (i) firstly, towards bearing the costs of conducting such sale (including any tax or stamp duty arising therefrom);

                  (ii) secondly, towards the repayment to the Lessor of any amounts owed by the Lessee to the Lessor under this Agreement for the unexpired Lease Period; and

                  (iii) thirdly, the balance of the proceeds of such sale (if any) shall be for the account of the Lessee.

         (d) In the event that following the sale of the Equipment provided for under Clause 12.3(c), the Lessor shall not have realized the full amount of sums owned by the Lessee to the Lessor under this Agreement for the unexpired Lease Period, the Lessee shall be liable to pay the Lessor for such amount as remains unpaid by the Lessee to the Lessor.

13.      OPTION TO PURCHASE EQUIPMENT

         At the end of the Lease Period, and if no Termination Event has occurred and is continuing and all amounts payable by the Lessee under this Agreement have been paid by the Lessee, the Lessee shall have the option to purchase each and every item of the Equipment at a price of RM1. If the Lessee exercises its option hereunder the Lessor shall, at the request and expense of the Lessee, execute such documents and do such things as may reasonably be necessary to transfer ownership of the Equipment to the Lessee including ensuring that the Financiers' release and disclaim the Financiers' Interest in the Equipment and delivering the Equipment to the Lessee in such manner and within such time as may be required by the Lessee provided that payment for the exercise of the option has been settled. The Equipment shall be sold to the Lessee under this Clause in an "as is, where is" condition and without any conditions, warranties or representations of any kind being made or given by the Lessor in respect of the Equipment or otherwise.

14.      REDELIVERY

14.1. If the Lessee does not exercise its option under Clause 13 within thirty (30) days after the end of the Lease Period or such longer period as the Lessor may allow, and except following a Total Loss, the Lessee shall forthwith at its own expense redeliver the Equipment to the Lessor at such location as the Lessor shall specify.

14.2. The Lessee shall redeliver the Equipment in a condition so as to demonstrate that the Lessee has in all respects complied with its obligations under this Agreement in relation to the operation, maintenance, repair and general upkeep of the Equipment,

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

         and so that the Equipment is in all respects in as good condition as at the Delivery Date (fair wear and tear excepted).

15.      INDEMNITIES

15.1. The Lessor hereby agrees at all times to indemnify and hold the Lessee and its directors, officers, agents and employees harmless from and against:

         (a) all and any liabilities, claims, proceedings, penalties, fines, costs and expenses whatsoever which may at any time be made or claimed by any person (including without limitation any director, officer, employee, agent or sub-contractor of the Lessor) or by their respective dependents arising directly or indirectly out of or in any way connected with any breach of this Agreement by the Lessor or arising directly or indirectly out of or in any way connected with any proceedings between Lessor and Intel Corporation; and

         (b) all liabilities, claims, proceedings, penalties, fines, costs and expenses which may at any time be made or claimed on the grounds that any design, article or material in the Equipment or any part thereof or the operation or use thereof constitutes an infringement of any patent, copyright, design or other proprietary right.

15.2. The Lessor shall fully indemnify the Lessee against any loss, damage, expense or liability (as to the amount of which the certificate of the Lessor shall be prima facie evidence) which the Lessee may sustain or incur as a consequence of the occurrence of any Termination Event.

15.3. The Lessee hereby agrees at all times to indemnify and hold the Lessor and its directors, officers, agents and employees harmless from and against all and any liabilities, claims, proceedings, penalties, fines, costs and expenses whatsoever which may at any time be made or claimed by any person (including without limitation any director, officer, employee, agent or sub-contractor of the Lessee) or by their respective dependents arising directly or indirectly out of or in any way connected with any breach of this Lessee's obligations under this Agreement.

15.4. All indemnities contained in this Clause 15 shall continue in full force and effect notwithstanding termination of this Agreement for any reason and notwithstanding the cessation of business or dissolution or any change in the constitution of the Lessee, or any other fact, event or circumstance of any kind whatsoever, whether similar to any of the foregoing or not.

16.      MISCELLANEOUS PROVISIONS

16.1. Benefit of Agreement This Agreement shall be binding on and enure to the benefit of the Lessee and the Lessor and their respective successors and assigns, provided that neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

16.2. Further Assurances The Lessor agrees from time to time to do and perform such further acts and execute and deliver any and all such further instruments as may be required by law or requested by the Lessee to establish, maintain and protect the

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

         rights and remedies of the Lessee and to carry out and effect the intent and purpose of this Agreement.

16.3. Rights Cumulative, Waivers The rights of the Lessee under this Agreement are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights under general law. The rights of the Lessor against the Lessee or in relation to the Equipment (whether arising under this Agreement or general law) shall not, as against or in favor of the Lessor, be capable of being waived or varied otherwise than by and in writing; and in particular any failure to or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

16.4. Delegation The Lessee may delegate to any person or persons all or any of the trusts, powers or discretions vested in it in this Agreement upon such terms and conditions and (including power to sub-delegate) as the Lessee in its absolute discretion thinks fit.

16.5. Notices Each notice, demand or other communication to be given or made hereunder shall, except as otherwise provided herein, be given or made in the English language and writing, either by letter or facsimile and shall be sent to the relevant party at its address set out below (or such other address as the relevant party shall have previously notified to the other):

         To the Lessor:             Unico Technology Berhad
                                    8th Floor,
                                    Menara BGI,
                                    Plaza Berjaya,
                                    12 Jalan Imbi,
                                    55100, Kuala Lumpur
                                    Malaysia
                                    Attention: Company Secretary
                                    Telephone No: 603 2141 0166
                                    Facsimile No:  603 2142 6199

         To the Lessee:             Mattline Industries Sdn Bhd
                                    Suite B, Level 41, Menara Maxis
                                    Kuala Lumpur City Centre
                                    50088 Kuala Lumpur
                                    Attention: Company Secretary
                                    Telephone No: 03-2055 1818
                                    Facsimile No:  03-2161 2920

         Any notice, demand or other communication so addressed to the respective party shall be deemed to have been delivered (i) if given or made by letter, when delivered to or left at that address; and (ii) if given or made by facsimile, when dispatched with confirmed transmission report.

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16.6.    Costs and Taxes Each party shall bear their own costs (including legal costs) expenses and taxes incurred in the preparation of this Agreement and the discharge of their respective obligations hereunder. Notwithstanding anything contained herein, the Lessee shall pay the stamp duty assessable on this Agreement.

16.7. Invalidity of any Provision If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.8. Intervention by Lessee If the Lessor fails to comply with any provision of this Agreement, the Lessee may, without being in any way obliged to do so or responsible for so doing and without prejudice to the right of the Lessee to treat that non-compliance as a Termination Event, effect compliance on behalf of the Lessor, whereupon the Lessor shall become liable to pay immediately any sums expended by the Lessee together with all costs and expenses (including legal costs) in connection therewith.

17.      GOVERNING LAW

This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and construed in all respects in accordance with the laws of Malaysia.

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                                       17

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by /s/ Wong Chong Yee, General                )
Manager, Finance                                     )
for and on behalf of                                 )
UNICO TECHNOLOGY BERHAD                              )
in the presence of                                   )
SIGNED by /s/Joseph Tanner, Director                 )
for and on behalf of                                 )
MATTLINE INDUSTRIES SDN BHD                          )
in the presence of                                   )

                                       18